UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2009 (July 21, 2009)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 San Felipe, Suite 485
Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

Item 2.01.  Completion of Acquisition of Assets.

On July  21, 2009,  Vanguard Natural Resources, LLC (“Vanguard” or the “Company”) filed a Current Report on Form 8-K announcing that its wholly-owned subsidiary, Vanguard Permian, LLC, had entered into a Purchase and Sale Agreement, dated July 17, 2009, with Segundo Navarro Drilling, Ltd, an affiliate of the Lewis Energy Group (“Lewis”) (the “PSA”) to purchase certain producing natural gas and oil properties in South Texas (the “Properties”) for approximately $52.25 million in cash (the “Acquisition”), subject to adjustment.

 The Properties have total estimated proved reserves of 27 Bcfe as of July 1, 2009, of which approximately 94% is natural gas and 70% is proved developed. Based on the current net daily production of approximately 5,000 Mcfe, the Properties have a reserve to production ratio of approximately 15 years. At the closing, the Company assumed from Lewis natural gas puts and swaps based on NYMEX pricing for approximately 61% of the estimated gas production from existing producing wells in the acquired properties for the period beginning August of 2009 through December 2010. In addition, concurrent with the execution of the purchase and sale agreement, the Company entered into a collar for certain volumes in 2010 and a series of collars for a substantial portion of the expected gas production for 2011 at a total cost to the Company of $3.1 million which was financed through deferred premiums.  Inclusive of the hedges added, approximately 90% of the estimated gas production from existing producing wells is hedged through 2011.  A schedule of the hedges acquired and added in this transaction is shown below.

Hedging Schedule:

Contract Period	Volume (MMBtu)	Price
Put and Swap Agreements Assumed:
August – December 2009	765,000	$8.00
January – December 2010	949,000	$7.50
Collars Added:
January – December 2010	693,500	$7.50 - $8.50
January – December 2011	1,569500	$7.25 - $8.25	(1)

(1)	Weighted average pricing.

The closing of the transaction contemplated in the PSA was completed on August 17, 2009 for an adjusted purchase price of $50.5 million, subject to customary post closing adjustments. The purchase price was funded from borrowings under the Company’s reserve-based credit facility and proceeds from the Company’s public equity offering of 3.5 million common units. The purchase price is subject to final purchase price adjustments to be determined based on an effective date of July 1, 2009.  Pursuant to Item 9.01 of Form 8-K, the Company hereby provides the audited statement of combined revenues and direct operating expenses for the Properties for the years ended December 31, 2008 and 2007, the unaudited statement of combined revenues and direct operating expenses for the six months ended June 30, 2009 and 2008, and the unaudited pro forma balance sheet of the Company reflecting the acquisition of the Properties as if the transaction occurred on June 30, 2009.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited statement of combined revenues and direct operating expenses for the Properties for the years ended December 31, 2008 and 2007 and the unaudited statement of revenues and direct operating expenses for the Properties for the six months ended June 30, 2009 and 2008 is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b)	Pro Forma Balance Sheet

The unaudited pro forma consolidated balance sheet of Vanguard Natural Resources, LLC as of June 30, 2009 is filed as Exhibit 99.2 hereto and incorporated herein by reference.

(c)                 Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1
Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Vanguard Natural Resources, LLC from Segundo Navarro Drilling, Ltd for the years ended December 31, 2008 and 2007 and the six months ended June 30, 2009 and 2008.

Exhibit 99.2	Unaudited Pro Forma Consolidated Balance Sheet of Vanguard Natural Resources, LLC as of June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer
October 16, 2009		(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1
Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Vanguard Natural Resources, LLC from Segundo Navarro Drilling, Ltd for the years ended December 31, 2008 and 2007 and the six months ended June 30, 2009 and 2008.

Exhibit 99.2	Unaudited Pro Forma Consolidated Balance Sheet of Vanguard Natural Resources, LLC as of June 30, 2009.